                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS:                             MEDIA RELATIONS:
John Pitt                                       Silvia Davi
Instinet Group Incorporated                     Instinet Group Incorporated
212 310 7481                                    212 310 7792
john.pitt@instinet.com                          silvia.davi@instinet.com


                        INSTINET ANNOUNCES FOURTH QUARTER
                                AND 2002 RESULTS

NEW YORK, February 11, 2003 - Instinet Group Incorporated (Nasdaq: INET) today announced a fourth quarter 2002 net loss of $112 million, or $0.34 per share, compared to net income of $46 million, or $0.18 per share, for the fourth quarter of 2001.(1) The pro forma operating loss was $10 million, or $0.03 per share, for the fourth quarter of 2002. The pro forma operating loss excludes restructuring charges, investment gains and losses, discontinued operations and the related tax effect of those items.(2)

For the year ended December 31, 2002, the net loss was $735 million or $2.71 per share, compared to net income of $145 million, or $0.63 per share for 2001. The pro forma operating loss for the year ended December 31, 2002 was $8 million or $0.03 per share. The pro forma operating loss for the full year excludes goodwill impairment, restructuring charges, investment gains and losses, discontinued operations, change in accounting principle, and the related tax effect of those items.

Ed Nicoll, Chief Executive Officer of Instinet, commented: "This has been a tough quarter for us, but we are moving ahead to position ourselves for long-term growth and profitability. We are on schedule to reduce our annualized costs by $100 million by the end of 2003, which will result in a leaner and more efficient company. We will also continue to provide our customers with the insight and expertise in the marketplace that flow directly from our combination of professionalism, superior liquidity, state-of-the art technology, and global execution infrastructure. Especially in a challenging economic environment, our customers will demand the most innovative and efficient electronic marketplace. We'll be there to deliver for them."

BUSINESS HIGHLIGHTS

- Our clients traded 36.8 billion U.S. equity shares through Instinet in the fourth quarter of 2002, up 113% from 17.2 billion shares executed in the fourth quarter of 2001, and up 39% from 26.5 billion shares executed in the third quarter of 2002. (This includes volume from all Instinet Group subsidiaries.) The Island ECN accounted for 15.5 billion shares of this volume in the fourth quarter of 2002.

--------
(1) Unless otherwise specified, financial results and statistical information referred to in this release include data for Island Holding Company, Inc. following the closing of our acquisition of Island on September 20, 2002.

                                   Instinet/1

- U.S. equity shares executed through Instinet during the fourth quarter of 2002 consisted of 31.2 billion Nasdaq-listed shares and 5.6 billion exchange-listed shares. Island ECN accounted for 13.4 billion of this Nasdaq-listed share volume and 2.1 billion of this exchange-listed share volume.

- Our share of total U.S. equity volume was 16.1% in the fourth quarter. This compares to 7.8% in the fourth quarter of 2001.

- Our share of Nasdaq-listed equity volume was 29.7% in the fourth quarter, and our share of U.S. exchange-listed equity volume was 4.5%.

- Our annualized fixed-cost base was $665 million in the fourth quarter. This was $31 million, or 4%, below its level in the fourth quarter of 2001. Island contributed an increase of $15 million to our fourth-quarter fixed cost base. (The fixed-cost base excludes non-recurring expenses - charges for goodwill impairment, restructuring and insurance recovery of World Trade Center losses-- and variable costs, including soft dollar and commission recapture, brokerage, clearing and exchange fees, and broker-dealer rebates.)

FINANCIAL PERFORMANCE

Revenues

Total revenues for the fourth quarter were $267 million, down 23% from the fourth quarter of 2001.

Transaction fee revenue for the fourth quarter was $278 million, down 13% from the comparable period in 2001. Net of soft dollar expenses and commission recapture expenses, and broker-dealer rebates, fourth-quarter net transaction fee revenue declined 34% from the fourth quarter of 2001.

Net transaction fee revenue from U.S. equity transactions for the fourth quarter was $134 million, down 37% from the year-ago quarter due to a decline in revenue per share that more than offset an increase in volume. The decline in revenue per share was primarily the result of a reduction in the broker-dealer pricing schedule that we implemented in March 2002, offset by the inclusion of Island's revenues in the fourth quarter of 2002.

Net transaction fee revenue from U.S. equities traded by U.S. broker-dealers represented approximately 42% of total net transaction fee revenue in the fourth quarter of 2002 compared to 44% in the fourth quarter of 2001. Buy-side institutions trading U.S. equities made up approximately 54% of total net transaction fee revenue in the fourth quarter of 2002 and in the comparable period in 2001.

Net transaction fee revenue from non-U.S. equities decreased from the previous quarter, and consisted of 21% of the total, compared to 18% a year earlier.

Interest income for the fourth quarter was $9 million, down 26% from the comparable period in 2001, primarily due to lower interest rates which affect our securities lending activities, as well as a reduction in cash balances following the payment of our $249 million special dividend in October.

                                   Instinet/2

During the quarter, Instinet recorded a net investment loss of $20 million, resulting mainly from a write-down in the carrying value of some of the company's non-public investments.

Expenses

Instinet's total expenses from continuing operations for the fourth quarter of 2002 were $372 million, up 36% from the comparable period in 2001, with our acquisition of Island accounting for 55% of the increase. Excluding the $62 million restructuring charge in the fourth quarter of 2002 and the $1 million restructuring charge in the fourth quarter of 2001, expenses were $310 million, up approximately 14% from the fourth quarter of 2001.

- Compensation and benefits expense was $61 million in the fourth quarter of 2002, down 28% from the comparable period the previous year, reflecting substantially lower staff levels, partially offset by an increase due to our acquisition of Island.

- Soft dollar and commission recapture expense fell 14% to $50 million from the fourth quarter of 2001. Higher commission recapture revenue from plan sponsors was offset by lower soft dollar revenue in line with a decrease in trading volumes.

- Brokerage, clearing and exchange fees were $37 million, down 8% from the prior year's quarter, reflecting lower regulatory fees and increased trade compression, partially offset by an increase due to our acquisition of Island.

- Broker-dealer rebates, introduced in March 2002, were $57 million for the fourth quarter of 2002.

- Communications and equipment expense was $37 million, up 11% due to accelerated charges associated with the migration of clients off our proprietary high-speed network and onto the Radianz network, and the inclusion of Island for the fourth quarter.

- Depreciation and amortization expense was $25 million, up 16% from the year-ago quarter, primarily due to the amortization of intangible assets, which arose from our acquisition of Island, offset by the exclusion of goodwill amortization as a result of accounting changes.

Balance Sheet

At December 31, 2002, Instinet had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $595 million, $894 million of tangible net assets, and shareholders' equity of $1 billion. There were approximately 331 million shares of common stock outstanding.

COST REDUCTION

During the fourth quarter, Instinet commenced a cost-reduction plan to reduce operating costs by $100 million on an annualized basis by the end of 2003. As part of this plan, the company reduced its workforce by 300, or approximately 17% of its full-time employees, both in the U.S. and in its international operations, and consolidated office space within the New York

                                   Instinet/3

City area. A restructuring charge of $62 million was recorded for the fourth quarter in connection with these measures.

Instinet's Chief Financial Officer, John Fay, commented: "We have implemented a plan to produce a leaner and more efficient cost structure. We intend to look for more savings from the integration of Instinet and Island as the year progresses."

OPERATING REVIEW

Important operating achievements during the quarter included:

- Instinet Trading Portal(SM), the company's new front-end trading application, was deployed at over 600 Instinet client sites by the end of the fourth quarter. This was well ahead of the company's original year-end deployment target of 400. Portal now contributes approximately 20% of Instinet's total institutional order flow. On its peak day so far (in December 2002), the system processed nearly 35 million shares. Instinet aims to double the number of customers using Portal by the end of 2003.

- Newport(TM), Instinet's patent-pending global program-trading and execution management solution, was deployed at 50 clients in the U.S. and Europe by the end of the quarter, more than twice as many as in the previous quarter. Customers are using Newport to trade in global markets, to access Instinet Global Crossing, to implement rules-based automated trading, and to route orders to other unaffiliated broker-dealers. In addition, Newport is used actively on Instinet's own program-trading, sales-trading and working-order desks to receive and trade portfolios and discretionary orders on behalf of clients.

- The company completed the first phase of interaction between the Instinet and Island order books, using our Smart Router and IOC technology to give each system's customers seamless access to a combined virtual book. The migration of U.S. FIX customers to our new, faster FIX protocol, ITFI-Lite, was completed. Instinet also shifted its quoting to the Alternative Display Facility.

- In January 2003, the company completed a significant component of cost-saving when it successfully converted Island's clearing to Instinet Clearing Services in one of the largest such conversions in the history of Wall Street. The company expects to significantly reduce clearing costs subsequent to the conversion.

"The increase in our trading volume and market share shows the quality of our offerings to clients," said Jean-Marc Bouhelier, Chief Operating Officer of Instinet. "We persevered through a difficult 2002, but I think 2003 holds a lot of opportunity as we focus on serving our clients, reducing costs, and increasing our market share within each of our customer segments through the deployment of new products and services. We will continue to adapt our operating model to meet the demands of a very challenging market environment."

                                   Instinet/4

WEBCAST

Instinet will webcast a conference call to discuss its fourth quarter results at 11:00 a.m. New York time today at http://www.investor.instinet.com. A replay will be available at the same address following the call.

ABOUT INSTINET

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

2. See table titled "Reconciliation of Pro Forma Operating Results".


                                      # # #


This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2003 Instinet Corporation and its affiliated companies. All rights reserved. Instinet Clearing Services, Inc. is a wholly owned subsidiary of Instinet Corporation, both members NASD/SIPC, and subsidiaries of Instinet Group Incorporated. INSTINET, the INSTINET Mark, the Instinet Trading Portal and Newport are trademarks and service marks in the United States and in other countries throughout the world. Island Holding Company and the Island ECN, Inc., member NASD/CSE/SIPC, are subsidiaries of Instinet Group Incorporated. The Island ECN operates as an entity separate from Instinet Corporation's ECN.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding Nasdaq trading volumes is also included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.

                                   Instinet/5

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(Unaudited)

                                                                      Three months ended
                                                                 ----------------------------       Pct Chg
                                                                 Dec 31, 2002    Dec 31, 2001     inc/(decr)
                                                                 ------------    ------------     ----------
REVENUES
Transaction fees                                                  $ 278,441       $ 319,219        (12.8)%
Interest
Investments                                                           8,546          11,562        (26.1)
                                                                    (19,878)         17,817           --
                                                                 ------------    ------------
     TOTAL REVENUES                                                 267,109         348,598        (23.4)

EXPENSES
Compensation and benefits                                            60,745          83,996        (27.7)
Soft dollar and commission recapture                                 50,161          58,174        (13.8)
Broker-dealer rebates                                                56,601              --           --
Brokerage, clearing and exchange fees                                36,994          40,364         (8.3)
Communications and equipment                                         36,604          32,872         11.4
Depreciation and amortization                                        24,659          21,269         15.9
Occupancy                                                            16,158          11,587         39.4
Professional fees                                                     7,820           7,880         (0.8)
Marketing and business development                                    3,756           2,739         37.1
Other                                                                16,559          13,742         20.5
Restructuring                                                        62,405           1,557           --
Loss of fixed assets at World Trade Center                               --             818           --
Insurance recovery of fixed assets lost at the World Trade
Center                                                                   --          (1,472)          --
                                                                 ------------    ------------
     TOTAL EXPENSES                                                 372,462         273,526         36.2
                                                                 ------------    ------------

Income/(loss) from continuing operations before income taxes       (105,353)         75,072
Income tax provision                                                  6,690          26,662
                                                                 ------------    ------------
Income/(loss) from continuing operations                           (112,043)         48,410
Discontinued operations:
  Loss from operations of fixed income business                        (412)         (4,535)
  Income tax benefit                                                    252           1,844
                                                                 ------------    ------------
     NET INCOME/(LOSS)                                            $(112,203)      $  45,719
                                                                 ============    ============

EARNINGS/(LOSS) PER SHARE - BASIC AND DILUTED

  Income/(loss) from continuing operations                        $   (0.34)      $ 0.19
  Discontinued operations:
    Loss from operations of fixed income business                     (0.00)       (0.02)
    Income tax benefit                                                 0.00         0.01
                                                                 ------------    ------------
     NET INCOME/(LOSS)                                            $   (0.34)      $ 0.18
                                                                 ============    ============

Weighted average shares outstanding - basic                         329,933         248,351         32.8
Weighted average shares outstanding - diluted                       331,498         248,351         33.5

Note: Results for Island Holding Company, Inc. are included in
2002.

                                   Instinet/6

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                                                Year ended
                                                                      -----------------------------         Pct Chg
                                                                      Dec 31, 2002     Dec 31, 2001        inc/(decr)
                                                                      ------------     ------------        ----------
                                                                      (Unaudited)        (Audited)
REVENUES
Transaction fees                                                      $ 1,078,172       $ 1,424,343        (24.3)%
Interest                                                                   40,137            49,296        (18.6)
Investments                                                               (59,109)           17,388           --
                                                                      ------------     ------------
     TOTAL REVENUES                                                     1,059,200         1,491,027        (29.0)

EXPENSES
Compensation and benefits                                                 281,761           406,348        (30.7)
Soft dollar and commission recapture                                      217,314           220,050         (1.2)
Broker-dealer rebates                                                     124,399                --           --
Brokerage, clearing and exchange fees                                     149,521           146,223          2.3
Communications and equipment                                              125,720           156,002        (19.4)
Depreciation and amortization                                              78,424            80,754         (2.9)
Occupancy                                                                  55,528            49,918         11.2
Professional fees                                                          24,594            39,990        (38.5)
Marketing and business development                                         17,094            22,143        (22.8)
Other                                                                      58,984            54,534          8.2
Restructuring                                                             120,800            24,378           --
Goodwill impairment                                                       551,991                --           --
Loss of fixed assets at World Trade Center                                                   20,346           --
Insurance recovery of fixed assets lost                                                     (21,000)          --
                                                                      ------------     ------------
     TOTAL EXPENSES                                                     1,806,130         1,199,686         50.6
                                                                      ------------     ------------

Income/(loss) from continuing operations before income taxes
   and the cumulative effect of change in accounting principle           (746,930)          291,341
Income tax provision/(benefit)                                            (53,088)          122,210
                                                                      ------------     ------------
Income/(loss) from continuing operations before the cumulative
effect of change in accounting principle                                 (693,842)          169,131
Discontinued operations:
  Loss from operations of fixed income business                           (33,768)          (39,133)
  Income tax benefit                                                       11,022            14,769
                                                                      ------------     ------------
Income/(loss) before cumulative effect of change in accounting
principle                                                                (716,588)          144,767
Cumulative effect of change in accounting principle, net of tax           (18,642)               --
                                                                      ------------     ------------
     NET INCOME/(LOSS)                                                $  (735,230)      $   144,767
                                                                      ============     ============

EARNINGS/(LOSS) PER SHARE - BASIC AND DILUTED

  Income/(loss) from continuing operations                            $     (2.56)      $     0.73
  Discontinued operations:
    Loss from operations of fixed income business                           (0.12)           (0.17)
    Income tax benefit                                                       0.04             0.07
                                                                      ------------     ------------
  Income/(loss) before cumulative effect of change in accounting
principle                                                                   (2.64)            0.63
  Cumulative effect of change in accounting principle                       (0.07)              --
                                                                      ------------     ------------
     NET INCOME/(LOSS)                                                $     (2.71)          $ 0.63
                                                                      ============     ============

Weighted average shares outstanding - basic                               271,542           230,561         17.8
Weighted average shares outstanding - diluted                             272,135           230,564         18.0

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

                                   Instinet/7

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                         Three months ended
                                                    -------------------------------
                                                                      Sept 30,         Pct Chg
                                                    Dec 31, 2002        2002          inc/(decr)
                                                    ------------     ---------        ----------
REVENUES
Transaction fees                                     $ 278,441       $ 263,917          5.5%
Interest                                                 8,546          10,699        (20.1)
Investments                                            (19,878)        (20,336)          --
                                                    ------------     ---------
     TOTAL REVENUES                                    267,109         254,280          5.0
                                                    ------------     ---------

EXPENSES
Compensation and benefits                               60,745          63,809         (4.8)
Soft dollar and commission recapture                    50,161          51,824         (3.2)
Broker-dealer rebates                                   56,601          39,004           --
Brokerage, clearing and exchange fees                   36,994          42,079        (12.1)
Communications and equipment                            36,604          26,620         37.5
Depreciation and amortization                           24,659          16,712         47.6
Occupancy                                               16,158          12,223         32.2
Professional fees                                        7,820           5,110         53.0
Marketing and business development                       3,756           2,451         53.2
Other                                                   16,559           9,899         67.3
Restructuring                                           62,405             955           --
Goodwill impairment                                         --         551,991           --
                                                    ------------     ---------
     TOTAL EXPENSES                                    372,462         822,677        (54.7)
                                                    ------------     ---------

Income/(loss) from continuing operations before
income taxes                                          (105,353)       (568,397)
Income tax provision                                     6,690         (39,958)
Income/(loss) from continuing operations              (112,043)       (528,439)
Discontinued operations:
  Loss from operations of fixed income business           (412)             --
  Income tax benefit                                       252              --
                                                    ------------     ---------
     NET INCOME/(LOSS)                               $(112,203)      $(528,439)
                                                    ============     =========

EARNINGS/(LOSS) PER SHARE - BASIC AND DILUTED
  Income/(loss) from continuing operations           $   (0.34)      $   (2.05)
  Discontinued operations:
    Loss from operations of fixed income                 (0.00)             --
    Income tax benefit                                    0.00              --
                                                    ------------     ---------
     NET INCOME/(LOSS)                               $   (0.34)      $   (2.05)
                                                    ============     =========

Weighted average shares outstanding - basic            329,933         258,206         27.8
Weighted average shares outstanding - diluted          331,498         258,487         28.2


Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

                                   Instinet/8

Instinet Group Incorporated

KEY STATISTICAL INFORMATION

The following table presents key transaction volume information, as well as certain other operating information.


                                                                                                                   Pct Chg --
                                                                                                                   inc/(decr)
                                                                                                               -------------------
                                                                       Three months ended                        Dec 31 2002
                                                                 ---------------------------------------             versus:
                                                                  Dec 31           Sep 30         Dec 31        Sep 30      Dec 30
                                                                   2002             2002           2001          2002        2001
                                                                 --------         --------       --------     ---------     ------
Net transaction fees from US equities (thousands)(1)             $133,547         $130,121       $211,290         2.6       (36.8)%
Net transaction fees from non-US equities (thousands)(1)         $ 34,635         $ 40,495       $ 46,512       (14.5)      (25.5)
                                                                 --------         --------       --------
Total net equity transaction fees (thousands)(1)                 $168,182         $170,616       $257,802        (1.4)      (34.8)
                                                                 --------         --------       --------

Total U.S. equity share volume (millions)(2,3)                    228,692          239,100        220,876        (4.4)        3.5
Instinet's U.S. equity share volume (millions)(2)                  36,771           26,471         17,229        38.9       113.4
Instinet's share of total U.S. equity share volume(2,3)              16.1%            11.1%           7.8%

Total Nasdaq-listed equity share volume (millions)(3)             105,116          110,195        119,086        (4.6)      (11.7)
Instinet's Nasdaq-listed equity share volume (millions)            31,182           22,569         14,016        38.2       122.5
Instinet's share of total Nasdaq-listed equity share volume(3)      29.7%            20.5%           11.8%
                                                                 --------         --------       --------

Total U.S. exchange-listed equity share volume (millions)         123,576          128,905        101,578        (4.1)       21.7
Instinet's U.S. exchange-listed equity share volume (millions)      5,589            3,902          3,213        43.2        73.9
Instinet's share of total U.S. exchange-listed equity
share volume                                                          4.5%             3.0%           3.2%
                                                                 --------         --------       --------

Instinet's U.S. equity transaction volume (thousands)              64,673           37,789         23,937        71.1       170.2
Instinet's non-U.S. equity transaction volume (thousands)           1,330            2,376          2,460       (44.0)      (45.9)
                                                                 --------         --------       --------
Instinet's total equity transaction volume (thousands)             66,003           40,165         26,397        64.3       150.0
                                                                 --------         --------       --------
Instinet's average net equity transaction fee revenue
(U.S. cents per share per side)(1)                                   0.18             0.25           0.61       (28.0)      (70.5)
Instinet's average U.S. equity transaction size (shares
per transaction)                                                      569              700            720       (18.8)      (21.0)
Instinet's average equity transactions per day
(thousands)                                                         1,031              628            412        64.3       150.2
                                                                  -------         --------       --------
Full time employees at period end                                   1,474            1,723          2,132       (14.5)      (30.9)
                                                                 --------         --------       --------

1. Net equity transaction fees exclude revenues directly related to "Soft Dollar and Commission Recapture" and "Broker-dealer Rebates", and thus do not represent U.S. GAAP.

2. Represents Instinet Group Incorporated volume from all sources, including the Island ECN subsequent to 9/20/02, ProTrader Securities L.P. subsequent to 10/1/01 and Instinet Corporation. U.S. shares consist of shares of exchange-listed and Nasdaq-quoted stocks. For a description of how we calculate our Nasdaq volumes, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Key Statistical Information -- Nasdaq Volume Calculations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

3. Market share information may be subject to change when NASDAQ posts its final volume statistics.

                             Instinet/9

Instinet Group Incorporated

RECONCILIATION OF PRO FORMA OPERATING RESULTS

In evaluating the Company's financial performance, management reviews results from operations, which excludes non-operating or one-time charges. The following is a reconciliation of US GAAP results to pro forma operating results.

                                                                    Three Months Ended                        Year Ended
                                                    -------------------------------------------       -----------------------------
                                                        Dec 31         Sep 30           Dec 31            Dec 31          Dec 31
                                                         2002           2002             2001              2002            2001
                                                    -----------     -----------     -----------       -----------       -----------
Total revenues, as reported                         $   267,109     $   254,280     $   348,598       $ 1,059,200       $ 1,491,027
Less investments                                        (19,878)        (20,336)         17,817           (59,109)           17,388
                                                    -----------     -----------     -----------       -----------       -----------
Adjusted operating revenues                             286,987         274,616         330,781         1,118,309         1,473,639
                                                    -----------     -----------     -----------       -----------       -----------

Total expenses, as reported                             372,462         822,677         273,526         1,806,130         1,199,686
Less goodwill impairment                                     --         551,991              --           551,991                --
Less restructuring                                       62,405             955           1,557           120,800            24,378
Less fixed assets lost at the World Trade Center             --              --             818                --            20,346
Less insurance recovery of fixed assets lost                 --              --          (1,472)               --           (21,000)
                                                    -----------     -----------     -----------       -----------       -----------
Adjusted operating expenses                             310,057         269,731         272,623         1,133,339         1,175,962
                                                    -----------     -----------     -----------       -----------       -----------

Adjusted operating income/(loss) from continuing
   operations before income taxes and cumulative
   effect of change in accounting principle         -----------     -----------     -----------       -----------       -----------
                                                        (23,070)          4,885          58,158           (15,030)          297,677
                                                    -----------     -----------     -----------       -----------       -----------

Income tax provision/(benefit), as reported               6,690         (39,958)         26,662           (53,088)          122,210
Less tax effect of pro forma adjustments                 19,773          41,833          (6,953)          (46,475)          (11,745)
                                                    -----------     -----------     -----------       -----------       -----------
Adjusted operating income tax provision/(benefit)       (13,083)          1,875          33,615            (6,613)          133,955
                                                    -----------     -----------     -----------       -----------       -----------

Income/(loss) from continuing operations before
cumulative change in accounting principle,
   as reported                                         (112,043)       (528,439)         48,410          (693,842)          169,131
Less net effect of adjustments                         (102,056)        531,449          23,867          (685,425)            5,409
                                                    -----------     -----------     -----------       -----------       -----------
Adjusted operating income                           $    (9,987)    $     3,010     $    24,543       $    (8,417)      $   163,722
                                                    ===========     ===========     ===========       ===========       ===========

                              Instinet/10